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                                                                EXHIBIT 10.39
                            BAKER HUGHES INCORPORATED
                       NONQUALIFIED STOCK OPTION AGREEMENT


[NAME]                                                                  [SHARES]
Grantee                                                           Shares Granted

Pursuant to action taken by the Compensation Committee of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the "Company"), for the purposes of administration of the Baker Hughes Incorporated Long Term Incentive Plan (the "Plan"), the above-named Grantee is hereby granted a nonqualified stock option to purchase the above number of shares of the Company's $1 par value per share common stock at the exercise price of $21.00 for each share subject to this option, payable at the time of exercise. Subject to the terms of the Plan and this Stock Option Agreement regarding exercise, this option will vest and become exercisable with respect to increments of thirty-three and one-third percent (33-1/3%) of the shares subject to this option on the first day of December in each of the years 2001, 2002 and 2003, provided the Grantee remains employed by the Company or its subsidiaries. This option may not be exercised after December 2, 2008.

The option shall vest and become exercisable in the event of a Change in Control, other than an event described only in clause (3) of Section 16(f) of the Plan. In addition, this option shall vest and become exercisable upon (i) the termination of employment of the Grantee by the Company without Cause or by the Grantee for Good Reason within two years following an event described in clause (3) of Section 16(f) of the Plan or (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board of Directors of the Company immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or any parent thereof (or a majority plus one member where such board comprises an odd number of members). The provisions of Section 5.4 of the Severance Agreement by and between the Company and Grantee shall not apply to this option, and vesting and the period of exercisability of this option following a Change in Control shall be governed by this agreement and the Plan. This agreement will control in the event of any conflict in terms with the Plan or any other agreement or plan with respect to vesting and excercisability following a Change in Control.

The following provisions will apply in the event of Grantee's termination of employment:

         1. If Grantee's employment is terminated for any reason (other than fraud, theft, embezzlement, conflict of interest, death, retirement or disability, or by the Company without Cause or by the Grantee for Good Reason within two years following a Change in Control, which is covered by paragraphs 2, 3, 4, and 5 below), this option will wholly and completely terminate on the date of termination of employment, to the extent it is not then exercisable; however, to the extent the option is exercisable, Grantee shall have three months from the date of termination of employment to exercise the option but in no event later than December 2, 2008.

         2. If Grantee's employment is terminated because of fraud, theft or embezzlement committed against the Company or one of its subsidiaries, or for conflict of interest as provided in the Plan, this option will wholly and completely terminate on the date of termination of employment.

         3. In the event of the retirement (such that the Grantee's age plus years of service with the Company equals or exceeds 65) or disability of the Grantee, all granted but unvested options shall immediately vest upon the Grantee's retirement or disability. The Grantee shall have three years from the date of termination of employment due to retirement or disability to exercise this option (but in no event later than December 2, 2008).

         4. Upon the death of the Grantee in active service, all granted but unvested options shall immediately vest upon the Grantee's death and otherwise shall be exercisable for a period of one year following Grantee's death (but in no event later than December 2, 2008).

         5. Upon the termination of employment of the Grantee by the Company without Cause or by the Grantee for Good Reason within two years following a Change in Control, the Grantee shall have two years from the date of termination of employment to exercise the option but in no event later than December 2, 2008.

In the event that the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment (i) the provisions of this option shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (ii) to the extent that application of clause (i) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any of the provisions of this option disqualifies the transaction as a "pooling" transaction, the Board of Directors of the Company may amend any provisions of this option and/or declare this option null and void if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof) so that such transaction may be accounted for as a "pooling of interests."

Cashless exercise, in accordance with the terms of the Plan, shall be available to Grantee for the shares subject to this option.

To the extent the exercise of this option results in taxable income to Grantee, the Company is authorized to withhold from any remuneration payable to Grantee any tax required to be withheld by reason of such taxable income.

This option is granted under and is subject to all of the provisions of the Plan. Capitalized terms which are not defined herein shall have the meaning ascribed to such terms in the Plan. This option is not transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.


         Date of Grant:       December 2, 1998

                                                    BAKER HUGHES INCORPORATED



                                                    ----------------------------
                                                            G.S. FINLEY
                                                       SENIOR VICE PRESIDENT

Agreed and Accepted this ____ day of _________, 1999.

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[NAME]